Exhibit 99.1

January 10, 2006

Contact: Ron Kurtz

(713) 267-3686

MAXXAM PRESIDENT AND CHIEF FINANCIAL OFFICER

PAUL N. SCHWARTZ ANNOUNCES RETIREMENT

HOUSTON (January 10, 2006) - MAXXAM Inc. (AMEX: MXM) today announced that, after 26 years with the Company, MAXXAM President and Chief Financial Officer Paul N. Schwartz has advised the Company that he will retire as of his sixtieth birthday, April 18, 2006.

Schwartz expressed his appreciation to MAXXAM Chairman and Chief Executive Officer Charles Hurwitz and the Company's Board of Directors. "My time with MAXXAM has been extraordinarily diverse, affording me an incredible array of professional opportunities. I can't thank the Company's leadership enough for its support over the last 26 years," said Schwartz.

"We wish Paul all the best, he has made a tremendous contribution to the success of MAXXAM and he will be greatly missed," said Hurwitz. "We wish him well, and hope that he and his family enjoy a fulfilling and well-deserved time together traveling the world."

Mr. Schwartz has served as MAXXAM's President and a director since 1998 and its Chief Financial Officer since 1995. Prior to that, he held several different positions with the Company.

176-011006

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